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                                                                   EXHIBIT 10.10

                                FIRST AMENDMENT
                                       TO
                             1996 STOCK OPTION PLAN
                                       OF
                                FILM ROMAN, INC.


     WHEREAS, Film Roman, Inc. (hereinafter the "Company"), a Delaware corporation, maintains the 1996 Stock Option Plan of the Company, effective as of September 9, 1996; (hereinafter the "Plan"); and

     WHEREAS, pursuant to Section 13.1 of the Plan, the Board of Directors of the Company (hereinafter the "Board") may amend the Plan from time to time;

     NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective June 16, 1998.

     1.   Section 3 shall be amended and restated in its entirety as follows:

     The shares to be issued under the Plan shall consist of the Company's authorized but unissued Common Stock. Subject to adjustment as provided in Paragraph 12 hereof, the aggregate number of shares of Common Stock which may be issued upon exercise of all Options granted under the Plan shall not exceed 1,750,000 shares of which no more than 325,000 may be issued or sold to non-employee directors. If any Option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares of Common Stock subject to such Option shall again be available for new Options to be granted under the Plan.

     2.   Section 4.4 shall be amended and restated in its entirety as follows:

     The maximum number of shares of Common Stock with respect to which Options may be granted to any single Participant under the Plan during any calendar year shall not exceed an aggregate of 700,000 shares, provided that if any such Options expire, are repriced, or are canceled they shall, solely to the extent required by Section 162(m) of the Code, be counted against this limitation.


     RESOLVED FURTHER, that this First Amendment to the Plan shall be presented to the stockholders of the Company for approval at the Annual Meeting to be held on July 16, 1998.